Exhibit 99.1

SELECTED FINANCIAL DATA

The following table presents selected historical consolidated financial and operating data of Targa Resources Partners LP. See “Basis of Presentation” included under Note 2 to our “Supplemental Consolidated Financial Statements” contained in Exhibit 99.3 of this Form 8-K for information regarding the retrospective adjustment of our financial information for the years 2005 through 2009 as entities under common control in connection with our acquisition of the Permian and Straddle Systems from Targa Resources, Inc. We derived the summary selected historical financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 from our audited consolidated financial statements. The unaudited historical financial data as of December 31, 2007, 2006 and 2005 and for the years ended December 31, 2006 and 2005 has been derived from our accounting records and prepared in accordance with generally accepted accounting principles in the United States and on a basis consistent with our subsequent audited consolidated financial statements. The information contained herein should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Exhibit 99.2) and “Supplemental Consolidated Financial Statements” (Exhibit 99.3) contained in this Form 8-K.

	Targa Resources Partners LP (1)
	Year Ended December 31,
	2009	2008	2007	2006	2005 (2)
	(In millions, except operating and price data)
Statement of operations data:
Revenues (3) (4)	$4,391.2	$7,837.9	$7,103.6	$5,952.4	$1,848.3
Product purchases (4)	3,809.6	7,197.7	6,471.5	5,382.4	1,684.9
Gross margin (5)	581.6	640.2	632.1	570.0	163.4
Operating expenses	191.1	227.0	209.0	229.8	50.1
Operating margin (6)	390.5	413.2	423.1	340.2	113.3
Depreciation and amortization expenses	125.1	119.5	114.3	109.2	28.9
General and administrative expenses	100.6	85.4	89.8	86.8	25.5
Other	(0.7)	5.4	(0.1)	(0.1)	-
Income from operations	165.5	202.9	219.1	144.3	58.9
Other income (expense):
Interest expense from affiliate	(66.6)	(82.4)	(81.7)	-	-
Interest expense allocated from Parent	-	-	(19.4)	(150.5)	(29.8)
Other interest income (expense), net	(52.0)	(37.9)	(21.5)	(5.1)	-
Equity in earnings of unconsolidated investment	5.0	3.9	3.5	2.8	0.4
Gain (loss) on debt repurchases	(1.5)	13.1	-	-	(3.7)
Gain (loss) on mark-to-market derivative instruments	(15.2)	30.6	(61.9)	25.3	(24.2)
Other	0.7	12.9	(0.8)	0.9	(0.1)
Income before income taxes	35.9	143.1	37.3	17.7	1.5
Income tax expense	(1.2)	(2.9)	(2.9)	(3.7)	-
Net income	34.7	140.2	34.4	14.0	1.5
Less: Net income (loss) attributable to noncontrolling interest	2.2	0.3	0.1	(0.6)	0.2
Net income attributable to Targa Resources Partners LP	$32.5	$139.9	$34.3	$14.6	$1.3

Net income (loss) attributable to predecessor operations	$(21.9)	$48.4	$6.2
Net income attributable to general partner	10.4	7.0	0.6
Net income attributable to limited partners	44.0	84.5	27.5
Net income attributable to Targa Resources Partners LP	$32.5	$139.9	$34.3

Net income per limited partner unit--basic and diluted	$0.86	$1.83	$0.81
Weighted average limited partner units
outstanding--basic and diluted	51.2	46.2	34.0
Financial data:
Adjusted EBITDA (7)	335.6	357.7	328.0	255.6	84.0
Distributable cash flow (8)	187.7	177.9	157.7	26.5	54.6
Operating data:
Plant natural gas inlet, MMcf/d (9) (10)	1,578.0	1,506.7	1,917.7	1,748.1	1,070.8
Gross NGL production, MBbl/d	73.3	74.5	83.6	80.7	50.2
Natural gas sales, Bbtu/d (10)	580.6	517.7	502.0	731.9	299.9
NGL sales, MBbl/d	273.5	280.5	313.9	323.0	79.0
Condensate sales, MBbl/d	3.7	3.1	3.2	4.2	1.9
Average realized prices: (11)
Natural gas, $/MMBtu	3.85	8.19	6.48	6.39	8.27
NGL, $/gal	0.79	1.39	1.18	1.02	0.78
Condensate, $/Bbl	56.38	90.30	71.37	58.02	47.65

	Targa Resources Partners LP (1)
	Year Ended December 31,
	2009	2008	2007	2006	2005 (2)
	(In millions, except per unit data)
Balance sheet data (at year end):
Property, plant and equipment, net	$1,983.6	$2,022.2	$2,031.7	$2,050.2	$2,109.9
Total assets	2,550.7	2,688.0	3,122.3	2,870.7	2,915.8
Long-term allocated debt, less current maturities	327.0	1,077.7	991.9	1,286.3	1,766.1
Long-term debt, less current maturities	908.4	696.8	626.3	-	-
Total equity	784.7	549.5	614.1	530.8	620.5
Cash flow data:
Net cash provided by (used in):
Operating activities	$353.9	$399.2	$384.4	$195.2	$50.3
Investing activities	(82.9)	(98.5)	(95.6)	(115.9)	(10.6)
Financing activities	(305.9)	(269.7)	(237.0)	(74.7)	(37.9)
Cash dividends declared per unit	2.07	1.97	1.24	N/A	N/A

__________
(1)
The financial statements and financial information included in our Annual Report on Form 10-K for the year ended December 31, 2009 have been updated to reflect our acquisition of the Permian and Straddle Systems, a transfer of assets under common control.

(2)	Includes the results of the Permian and Straddle Systems for the period from October 31, 2005 (the date at which the assets were acquired by Targa) through December 31, 2005.
(3)	Includes business interruption insurance revenues of $12.2 million, $32.3 million, $7.3 million and $7.0 million for 2009, 2008, 2007 and 2006.
(4)
During 2009, we reclassified NGL marketing fractionation and other service fees to revenues that were originally recorded in product purchase costs. The reclassification increased revenues and product purchases for 2008, 2007, 2006 and 2005 by $28.7 million, $27.6 million, $20.3 million and $3.9 million.

(5)	Gross margin is revenues less product purchases. See “Non-GAAP Financial Measures.”
(6)	Operating margin is gross margin less operating expenses. See “Non-GAAP Financial Measures.”
(7)	Adjusted EBITDA is net income before interest, income taxes, depreciation and amortization and non-cash gain or loss related to derivative instruments. See “Non-GAAP Financial Measures.”
(8)
Distributable cash flow is net income plus depreciation and amortization and deferred taxes, adjusted for losses on mark-to-market derivative contracts, less maintenance capital expenditures. See “Non-GAAP Financial Measures.”

(9)	Plant natural gas inlet represents the volume of natural gas passing through the meter located at the inlet of a natural gas processing plant.
(10)	Plant inlet volumes include producer take-in-kind, while natural gas sales exclude producer take-in-kind volumes.
(11)	Average realized prices include the impact of hedging activities.

Non-GAAP Financial Measures

Gross Margin. With respect to our Natural Gas Gathering and Processing segments, we define gross margin as total operating revenues, which consist of natural gas and NGL sales plus service fee revenues, less product purchases, which consist primarily of producer payments and other natural gas purchases. With respect to our Logistics Assets segment we define gross margin as total revenues, which consists primarily of service fee revenues. With respect to our Marketing and Distribution segment, we define gross margin as total revenues, which consists primarily of service fee revenues and NGL sales, less cost of sales, which consists primarily of NGL purchases and changes in inventory valuation.

Operating Margin. With respect to our Natural Gas Gathering and Processing segments, our Logistics Assets segment and our Marketing and Distribution segment, we define operating margin as gross margin less operating expense.

The GAAP measure most directly comparable to gross margin and operating margin is net income. The non-GAAP financial measures of gross margin and operating margin should not be considered as an alternative to GAAP net income. Gross margin and operating margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider gross margin and operating margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because gross margin and operating margin exclude some, but not all, items that affect net income and are defined differently by different companies, our definition of gross margin and operating margin may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Management compensates for the limitations of gross margin and operating margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into its decision-making processes. Management reviews gross margin and operating margin monthly for consistency and trend analysis. Based on this monthly analysis, management takes appropriate action to maintain positive trends or to reverse negative trends. Management uses gross margin and operating margin as important performance measures of the core profitability of our operations.

The following tables reconcile the non-GAAP financial measures used by management to their most directly comparable GAAP measures for the periods indicated:

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(In millions)
Reconciliation of gross margin and operating
margin to net income (loss):
Gross margin	$581.6	$640.2	$632.1	$570.0	$163.4
Operating expenses	(191.1)	(227.0)	(209.0)	(229.8)	(50.1)
Operating margin	390.5	413.2	423.1	340.2	113.3
Depreciation and amortization expenses	(125.1)	(119.5)	(114.3)	(109.2)	(28.9)
General and administrative and other operating expenses	(99.9)	(90.8)	(89.7)	(86.7)	(25.5)
Interest expense, net	(118.6)	(120.3)	(122.6)	(155.6)	(29.8)
Income tax expense	(1.2)	(2.9)	(2.9)	(3.7)	-
Gain (loss) on debt repurchases	(1.5)	13.1	-	-	(3.7)
Gain (loss) related to mark-to-market derivative instruments	(15.2)	30.6	(61.9)	25.3	(24.2)
Other, net	5.7	16.8	2.7	3.7	0.3
Net income	$34.7	$140.2	$34.4	$14.0	$1.5

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization and non-cash gain or loss related to derivative instruments. Adjusted EBITDA is used as a supplemental financial measure by us and by external users of our financial statements such as investors, commercial banks and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

The economic substance behind our use of Adjusted EBITDA is to measure the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make distributions to our investors.

The generally accepted accounting principles (“GAAP”) measures most directly comparable to Adjusted EBITDA are net cash provided by operating activities and net income. Adjusted EBITDA should not be considered as an alternative to GAAP net cash provided by operating activities and GAAP net income. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income and net cash provided by operating activities and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into its decision-making processes.

	Targa Resources Partners LP
	Year Ended December 31,
	2009	2008	2007	2006	2005
Reconciliation of net cash provided by	(In millions)
operating activities to Adjusted EBITDA:
Net cash provided by operating activities	$353.9	$399.2	$384.4	$195.2	$50.3
Net income attributable to noncontrolling interest	(2.2)	(0.3)	(0.1)	0.6	(0.2)
Interest expense, net (1)	44.8	33.7	38.2	146.5	24.6
Gain (loss) on debt repurchases	(1.5)	13.1	-	-	(3.7)
Termination of commodity derivatives	-	87.4	-	-	-
Current income tax expense	0.3	0.8	0.8	-	-
Other	(2.4)	2.8	(2.0)	(1.0)	(4.4)
Changes in operating assets and liabilities which
used (provided) cash:
Accounts receivable and other assets	67.1	(766.5)	101.5	(3.5)	32.0
Accounts payable and other liabilities	(124.4)	587.5	(194.8)	(82.2)	(14.6)
Adjusted EBITDA	$335.6	$357.7	$328.0	$255.6	$84.0

__________
(1)
Net of amortization of debt issuance costs of $3.8 million, $2.1 million, $1.8 million, $9.1 million and $5.2 million for 2009, 2008, 2007, 2006 and 2005 and net of amortization of interest rate swap premiums of $3.4 million, $2.1 million and $0.9 million for 2009, 2008 and 2007.

	Year Ended December 31,
Reconciliation of net income (loss) attributable to Targa	2009	2008	2007	2006	2005
Resources Partners LP to Adjusted EBITDA:
Net income attributable to Targa Resources Partners LP	$32.5	$139.9	$34.3	$14.6	$1.3
Add:
Interest expense, net	118.6	120.3	122.6	155.6	29.8
Income tax expense	1.2	2.9	2.9	3.7	-
Depreciation and amortization expenses	125.1	119.5	114.3	109.2	28.9
Non-cash (gain) loss related to derivatives	59.1	(24.0)	54.7	(26.8)	24.2
Noncontrolling interest adjustment	(0.9)	(0.9)	(0.8)	(0.7)	(0.2)
Adjusted EBITDA	$335.6	$357.7	$328.0	$255.6	$84.0

Distributable Cash Flow. We define distributable cash flow as net income attributable to Targa Resources Partners LP plus depreciation and amortization, deferred taxes and amortization of debt issue costs included in interest expense, adjusted for non-cash losses/(gains) related to mark-to-market derivative instruments and debt repurchases, less maintenance capital expenditures. Distributable cash flow is a significant performance metric used by us and by external users of our financial statements, such as investors, commercial banks, research analysts and others to compare basic cash flows generated by us (prior to the establishment of any retained cash reserves by the board of directors of our general partner) to the cash distributions we expect to pay our unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity is generally determined by the unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder).

The economic substance behind our use of distributable cash flow is to measure the ability of our assets to generate cash flow sufficient to make distributions to our investors.

The GAAP measure most directly comparable to distributable cash flow is net income. Distributable cash flow should not be considered as an alternative to GAAP net income. Distributable cash flow is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because distributable cash flow excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of distributable cash flow may not be compatible to similarly titled measures of other companies, thereby diminishing its utility.

We compensate for the limitations of distributable cash flow as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into our decision making processes.

	Year Ended December 31,
	2009	2008	2007	2006	2005
Reconciliation of net income attributable to Targa	(In millions)
Resources Partners LP distributable cash flow:
Net income attributable to Targa Resources Partners LP	$32.5	$139.9	$34.3	$14.6	$1.3
Depreciation and amortization expenses	125.1	119.5	114.3	109.2	28.9
Deferred income tax expense	0.9	2.1	2.1	3.7	-
Amortization in interest expense	3.8	2.1	1.8	9.1	5.2
Loss (gain) on debt repurchases	1.5	(13.1)	-	-	3.7
Non-cash (gain) loss related to mark-to-market derivative instruments	59.1	(24.0)	54.7	(26.8)	24.2
Maintenance capital expenditures	(34.6)	(48.0)	(49.0)	(82.8)	(8.7)
Other (1)	(0.6)	(0.6)	(0.5)	(0.5)	-
Distributable cash flow	$187.7	$177.9	$157.7	$26.5	$54.6

__________
(1)	Other includes the non-controlling interest percentage of our unconsolidated investment’s depreciation, interest expense and maintenance capital expenditures.